UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2017, (January 27, 2017)

BERRY PETROLEUM COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On May 11, 2016, Linn Energy, LLC (“LINN Energy”), LinnCo, LLC, an affiliate of the LINN Energy, certain of LINN Energy’s direct and indirect subsidiaries, Berry Petroleum Company, LLC (the “Company”) and Linn Acquisition Company, LLC (“Linn Acquisition”, and together with the Company, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors’ Chapter 11 cases are being administered jointly under the caption In re Linn Energy, LLC, et al., Case No. 16-60040 (the “Chapter 11 Cases”).

On January 27, 2017, the Court entered the Order Confirming (I) Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC and (II) Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC (the “Confirmation Order”), which approved and confirmed the Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC (the “Plan”).

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (defined in the Plan as the “Effective Date”). Although the Debtors are targeting occurrence of the Effective Date within the next 30 days, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates a restructuring of the Debtors through: (a) two rights offerings for preferred stock in the reorganized Company; (b) a full recovery for the Berry Lenders (as defined in the Plan) consisting of (i) if such holder elects to participate in the Berry Exit Facility (as defined below), its pro rata share of (A) an exit facility of up to $550 million (the “Berry Exit Facility”) and (B) and a paydown of Allowed Berry Lender Claims (as defined in the Plan), or (ii) if such holder elects not to participate in the Berry Exit Facility, its pro rata share of non-conforming term notes; (c) the issuance of (i) a pro rata distribution of 82.3% of equity in the reorganized Company (after reservations for an employee incentive plan) to holders of Berry Unsecured Notes Claims (as defined in the Plan) or (ii) a pro rata share of the Berry GUC Cash Distribution Pool (as defined in the Plan) for those holders of Berry Unsecured Notes Claims that elect to receive a cash distribution on account of such claims and certify that they are a non-accredited investor; and (d) the issuance of either (i) a pro rata distribution of 17.7% of equity in the reorganized Company or (ii) for those holders that elect to receive a cash distribution, a pro rata share of a $35 million cash pool to holders of general unsecured claims.

Unless otherwise specified, the treatment set forth in the Plan and Confirmation Order will be in full satisfaction of all claims against and interests in the Debtors, which will be discharged on the Effective Date. All of the Company’s existing funded debt and equity will be extinguished by the Plan. Additional information regarding the classification and treatment of claims and interests can be found in Article IV of the Plan.

Capital Structure

Pursuant to the Plan, all of the Company’s equity outstanding immediately before the Effective Date will be cancelled and of no further force or effect after the Effective Date. As of January 23, 2017, 100% of the membership interest in the Company was owned by Linn Acquisition. Under the Plan, the Company’s new organizational documents will become effective on the Effective Date. The Company’s new organizational documents will authorize the Company to issue new equity, which will be issued to holders of allowed claims pursuant to the Plan on the Effective Date. In addition, on the Effective Date, the Company will enter into a registration rights agreement with certain equityholders.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VIII of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the Securities and Exchange Commission on November 10, 2016.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC

99.1	Order Confirming (I) Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC and (II) Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY, LLC

January 30, 2017	By:	/s/ Candice J. Wells
Candice J. Wells
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC

99.1	Order Confirming (I) Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC and (II) Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC